EXHIBIT 10.1
             OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT


       THIS OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT dated as of February 7, 1997 (the "Agreement"), is executed in reliance upon the exemption from registration afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Regulation S.

       This Agreement has been executed by CEFEO Investments, Ltd. ("CEFEO") in connection with the issuance of shares of common stock of Princeton Media Group, Inc., a corporation organized under the laws of Ontario, Canada, with its principal executive offices located at 214 Brazilian Ave., Suite 300, Palm Beach, FL 33480 (hereinafter referred to as "PMG"). CEFEO hereby represents and warrants to, and agrees with PMG:

       THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

       1.      Agreement To Subscribe; Purchase Price.

            (a) Subscription. CEFEO hereby subscribes for and agrees to accept shares of Common Stock of PMG (the "Securities") for consideration as set forth below.

            (b) Consideration. Celebrity Entertainment, Inc., a Delaware corporation ("CLEB"), is providing the consideration to PMG for the Securities on behalf of CEFEO in order to settle CLEB's obligation to CEFEO as set forth in a certain Settlement Agreement between CLEB and CEFEO (the "Settlement Agreement") dated on or about this date. The consideration flowing from CLEB to PMG is the forgiveness by CLEB of a portion of the indebtedness currently owed by PMG to CLEB. The portion of such indebtedness being forgiven by CLEB this date is $167,890.41. In exchange for CLEB's forgiveness of said indebtedness, PMG has agreed to issue the Securities to CEFEO as provided herein.

            (c) Closing. The closing of the transactions contemplated by this Agreement shall be deemed to have occurred upon full execution hereof; the issuance of the shares shall occur in accordance with the terms of the Settlement Agreement.

       2. CEFEO Representations and Covenants; Access to Information. In connection with the acceptance of the Securities, CEFEO represents and warrants to, and covenants and agrees with PMG as follows:

            (a) Not a U.S. Person. CEFEO is not a natural person and is not organized under the laws of any jurisdiction within the United States, was not formed by a U.S. Person (as defined in Section 902(o) of Regulation S) for the purpose of investing in Regulation S securities and is not otherwise a U.S. Person. CEFEO is not an affiliate of PMG.

            (b) Outside the U.S. CEFEO is outside of the United States as of the date of the execution and delivery of this Agreement.

            (c) Acceptance. CEFEO is accepting the Securities for its own account and CEFEO is qualified to accept the Securities under the laws of its jurisdiction of residence, and the offer and issuance of the Securities will not violate the securities or other laws of such jurisdiction.

            (d) Restricted Period. CEFEO shall not undertake or transact any offer or sale of any of the Securities by CEFEO prior to the end of a forty (40) day period commencing this date (the "Restricted Period").

            (e) No Arrangement or Scheme. The transactions contemplated by this Agreement (i) have not been and will not be pre-arranged by CEFEO with a purchaser located in the United States or a purchaser which is a U.S. Person, and (ii) are not and will not be part of a plan or scheme by CEFEO, to evade the registration provisions of the 1933 Act.

            (f) No Registration; Reliance. CEFEO understands that the Securities are not registered under the 1933 Act and are being offered and issued to it in reliance on specific exclusions from the registration requirements of Federal and State securities laws, and that PMG is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of CEFEO set forth herein in order to determine the applicability of such exclusions and the suitability of CEFEO and any purchaser from CEFEO to acquire the Securities.

            (g) Compliance. CEFEO shall take all reasonable steps to ensure its compliance with Regulation S.

            (h) Authorization and Validity. This Agreement has been duly authorized, validly executed and delivered on behalf of CEFEO and is a valid and binding agreement in accordance with its terms, subject to general principals of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

            (i) No Conflict. The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by CEFEO of any of the terms of provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of CEFEO or any indenture, mortgage, deed of trust, or other material agreement or instrument to which CEFEO is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over CEFEO or any of its properties or assets.

            (j) Compliance with Laws. CEFEO will not make any offer or sale of the Securities by any means which would not comply with the laws and regulations of the territory in which such offer or sale takes place or to which such offer or sale is subject or which would in connection with any such offer or sale impose upon PMG any obligation to satisfy any public filing or registration requirement or provide or publish any information of any kind whatsoever or otherwise undertake or become obligated to do any act.

            (k) No Puts or Shorts. Neither CEFEO nor any of its affiliates has entered, has the intention of entering, or will during the Restricted Period enter into any put option, short position or other similar instrument or position with respect to any of the Securities or securities of the same class as the Securities.

            (l) No Endorsement. CEFEO understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the Securities.

            (m) Information. CEFEO acknowledges that it and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of PMG and all materials relating to the Securities which have been requested by CEFEO. CEFEO further acknowledges that it and its advisors, if any, have received complete and satisfactory answers to such inquiries.

            (n) 10 Percent Shareholder. CEFEO is not a "10-percent Shareholder" (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue
  Code) of PMG.

       3.      PMG Representations and Covenants.

            (a) Reporting Company Status. PMG is a "Reporting Issuer" as defined by Rule 902 of Regulation S. PMG has registered its Common Stock, no par value per share (the "Common Stock"), pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on NASDAQ. PMG has filed all material required to be filed pursuant to all reporting obligations under either
  Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve
  (12) months immediately preceding the offer or issuance of the Securities.

            (b) Current Public Information. PMG has furnished CEFEO with copies of its most recent reports, as amended, filed under the Exchange Act referred to in Section 3(a) above, and other publicly available documents requested by CEFEO.

            (c) Offshore Transaction. PMG has not offered any of the Securities to any person in the United States, any identifiable groups of U.S. citizens abroad, or to any U.S. Person, as such terms are used in Regulation S.

            (d) Compliance with Regulation S. The issuance of the Securities by PMG pursuant to this Agreement will be made in accordance with the provisions and requirements of Regulation S provided that the representations and warranties of CEFEO in Section 2 hereof are true and correct. The transactions contemplated by this Agreement have not been and will not be pre-arranged by PMG with a purchaser located in the United States or a purchaser which is a U.S. Person, and are not and will not be part of a plan or scheme by PMG to evade the registration provisions of the 1933 Act.

            (e) No Directed Selling Efforts. In regard to this transaction, PMG has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has PMG conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere.

            (f) Concerning the Securities. The issuance and delivery of the Securities have been duly authorized by all required corporate action on the part of PMG, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable and will not subject the holders thereof, if such persons are non-U.S. persons, to personal liability by reason of being such holders. There are no pre-emptive rights of any shareholder of PMG.

            (g) Validity. This Agreement has been duly authorized, validly executed and delivered on behalf of PMG and is a valid and binding agreement in accordance with its terms, subject to general principals of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

            (h) Non-contravention. The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by PMG of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of PMG, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which PMG is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over PMG or any of its properties or assets.

            (i) Approvals. PMG is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance of the Securities to persons who are non-U.S. Persons, as contemplated by this Agreement.

       4. Exemption; Reliance on Representations. CEFEO understands that the issuance of the Securities is not being registered under the 1933 Act. PMG and CEFEO are relying on the rules governing transactions to non-U.S. Persons pursuant to Regulation S.

       5.      Miscellaneous.

            (a) Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or impled, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

            (b) Except as specifically set forth herein, PMG makes no representation or warranty with respect to PMG, its finances, assets, business prospects or otherwise.

            (c) All representations and warranties contained in this Agreement by PMG and CEFEO shall survive the closing of the transactions contemplated by this Agreement.

            (d) This Agreement shall be construed in accordance with the laws of Delaware and shall be binding upon the successors and assigns of each party hereto. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

            (e) CEFEO agrees to indemnify and hold PMG harmless from any and all claims, damages and liabilities arising from CEFEO's breach of its representations and/or covenants set forth herein.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                     Princeton Media Group, Inc.

                                     By:  /s/ Robert F. Kendall

                                     Title:  Treasurer/CFO


                                     CEFEO Investments, Ltd.

                                     By:  /s/ J.M. Duffey

                                     Title:  Director


                                     Address of CEFEO:

                                     Via Bossi 1/9
                                     6901 Lugano, Switzerland